Exhibit 99.1

BERENSON ACQUISITION CORP. I

Page

Unaudited Pro Forma Balance Sheet	F-3

Notes to Unaudited Pro Forma Balance Sheet	F-4

The following unaudited Pro Forma Balance Sheet presents the Balance Sheet of Berenson Acquisition Corp. I (the “Company”) as of September 30, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which occurred on October 22, 2021. The following unaudited Pro Forma Balance Sheet has been prepared in accordance with Article 11 of Regulation S-X.

Assumptions and estimates underlying the unaudited transaction accounting adjustments set forth in the unaudited Pro Forma Balance Sheet are described in the accompanying notes. The unaudited Pro Forma Balance Sheet has been presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved had the over-allotment option and related transactions occurred on the date indicated. Further, the unaudited Pro Forma Balance Sheet does not purport to project the future financial position of Berenson Acquisition Corp. I following the sale of the units upon the underwriters’ partial exercise of the over-allotment, and other related transactions. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited Pro Forma Balance Sheet and are subject to change as additional information becomes available and analyses are performed.

BERENSON ACQUISITION CORP. I

UNAUDITED PRO FORMA BALANCE SHEET

September 30, 2021

	September 30, 2021	Transaction Accounting Adjustments		Pro Forma
ASSETS

CURRENT ASSETS:
Cash	$719,171	$—		$719,171
Prepaid expenses and other assets	545,872	—		545,872

Total current assets	1,265,043	—		1,265,043

Prepaid expenses and other assets, net of current portion	250,786	—		250,786
Cash held in Trust Account	250,000,000	25,100,000	a	275,100,000
		(502,000)	b
		502,000	d	—

TOTAL ASSETS	$251,515,829	$25,100,000		$276,615,829

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,530	$—		$1,530
Franchise tax payable	150,000	—		150,000

Total current liabilities	151,530	—		151,530

Derivative warrant liabilities	20,064,106	496,980	d	21,769,579
		(8,857)	e
		1,217,350	g

Deferred underwriting fee payable	8,750,000	878,500	c	9,628,500

TOTAL LIABILITIES	28,965,636	2,583,973		31,549,609

Commitments and Contingencies

Class A common stock, $0.0001 parvalue; 200,000,000 shares authorized; 25,000,000 shares issued and outstanding, subject to possible redemption at $10.00 per share	250,000,000	25,100,000	a	275,100,000
		(477,904)	b
		(835,972)	c
		8,857	e
		2,522,369	f
		(1,217,350)	g

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding	719	—		719
Additional paid-in capital	—	5,020	d	—
		(5,020)	f

Accumulated deficit	(27,450,526)	(24,096)	b	(30,034,499)
		(42,528)	c
		(2,517,349)	f

Total stockholders’ deficit	(27,449,807)	(2,583,973)		(30,033,780)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$251,515,829	$25,100,000		$276,615,829

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BERENSON ACQUISITION CORP. I

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Berenson Acquisition Corp. I (the “Company”) as of September 30, 2021, adjusted for the closing of a portion of the underwriters’ over-allotment option and related transactions which occurred on October 22, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”) on September 30, 2021. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $10.00 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option partially and on October 22, 2021 purchased an additional 2,510,000 Units (the “Over-Allotment Units”), generating gross proceeds of $25.1 million, and incurred additional offering costs of approximately $1.4 million, of which approximately $880,000 was for deferred underwriting fees.

Simultaneously with the closing of the IPO on September 30, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 7,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to Berenson SPAC Holdings I, LLC, a Delaware limited liability company (the “Sponsor”), generating proceeds of $7.0 million. Simultaneously with the closing of the Over-allotment on October 22, 2021, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 502,000 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of $502,000.

Transaction accounting adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Transaction Accounting Adjustments	Debit		Credit
(a)	Cash Held in Trust		$25,100,000
	Class A common stock subject to possible redemption To record sale of 2,510,000 Overallotment Units at $10.00 per Unit			$25,100,000
(b)	Cash Held in Trust			$502,000
	Accumulated deficit Class A common stock subject to possible redemption	$ $	24,096 477,904

	To record payment of 2% of cash underwriting fee on overallotment option
(c)	Accumulated deficit		$42,528
	Class A common stock subject to possible redemption		$835,972
	Deferred underwriting fee payable To record additional deferred underwriting fee on overallotment option			$878,500
(d)	Cash Held in Trust		$502,000
	Additional paid-in capital			$5,020
	Derivative warrant liabilities			$496,980
	To record purchase of 502,000 private placement warrants at $1.00 per warrant

(e)	Derivative warrant liabilities		$8,857
	Class A common stock subject to possible redemption			$8,857
	To reduce a portion of the excess of fair value of the Founder shares purchased by Anchor investors to the warrant liability
(f)	Additional paid-in capital		$5,020
	Accumulated deficit		$2,517,349
	Class A common stock subject to possible redemption To record deemed dividend to Class A stockholders			$2,522,369
(g)	Class A common stock subject to possible redemption		$1,217,350
	Derivative warrant liabilities			$1,217,350
	To record additional public warrants at fair value

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